Silvergate Announces Expansion of SEN Leverage to Provide Increased Capital Access
La Jolla, CA, June 16, 2020 – Silvergate Capital Corporation (“Silvergate”) (NYSE: SI), the leading provider of innovative financial infrastructure solutions to the digital currency industry, announced today that it is expanding the launch of its new product known as SEN Leverage, which allows Silvergate Bank (“Bank”) customers to obtain U.S. dollar (“USD”) loans collateralized by bitcoin held at select digital currency exchanges that are also customers of the Bank. The product uses the Bank’s Silvergate Exchange Network (“SEN”) to fund loans and process repayments in real-time, 24 hours per day, 7 days per week, 365 days per year.
The Bank’s API-enabled SEN was first established in 2017 and has seen rapid adoption, with over $17 billion in USD transactions taking place during the first quarter of 2020. Silvergate launched SEN Leverage in January 2020 partnering with Bitstamp Ltd. to serve as Silvergate’s agent to custody and manage bitcoin collateral.
Silvergate is now expanding access to SEN Leverage by partnering with Anchorage, to offer its customers access to increased trading capital by providing leverage on assets held in custody. Founded in 2017, Anchorage is a leading digital asset platform for institutional investors, designed to meet the growing need for institutional custody and financial services. Anchorage has spent years working closely with regulators and policymakers across multiple jurisdictions to develop a regulated Qualified Custodian for digital asset custody.
“Many in our network of over 500 institutional investor customers have asked us to help create greater capital efficiency and we are excited to be working closely with Anchorage to offer this solution for them,” commented Alan Lane, chief executive officer of Silvergate. “The integration and work that our collective teams have put into this product is a testament to the conviction we have to offer bitcoin collateralized loans and serve our customers, while applying the same rigorous underwriting standards that have served us well over the years.”

“Silvergate has been pushing the industry forward for years,” says Nathan McCauley, co-founder and
CEO of Anchorage. “As we’ve built out Anchorage Financing, they’ve been a great partner, and we look forward to working together to give our customers the kind of secure, institutional-grade access to capital they need.”

Forward-Looking Statements

Statements in this press release may constitute forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended. Statements relating to future events or our future performance or financial condition are not facts, but are based on current expectations, estimates and assumptions by management. These statements are not representations regarding or guaranties of future performance, condition or results and involve various risks and uncertainties.  Actual results and conditions may differ materially from those in the forward-looking statements as a result of many factors. For information about other important factors that could cause actual results to differ materially from those discussed in the forward-looking statements contained in this release, please refer to the Company's public reports filed with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.
About Silvergate

Silvergate Capital Corporation (NYSE: SI) is a registered bank holding company for Silvergate Bank, headquartered in La Jolla, California. Silvergate Bank is a commercial bank that opened in 1988, has been profitable for 22 consecutive years, and has focused its strategy on creating the banking platform for innovators, especially in the digital currency industry, and developing product and service solutions addressing the needs of entrepreneurs. As of March 31, 2020, Silvergate had total assets of $2.3 billion, total deposits of $2.0 billion, and total stockholders’ equity of $245 million.
Investor Relations / Media Contacts
Jamie Lillis / Shannon Devine
(858) 200-3782
investors@silvergate.com